United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report: April 10, 2014
(Date of Earliest Event Reported)

REALTY INCOME CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-13374	33-0580106
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

600 La Terraza Boulevard, Escondido, California 92025-3873

(Address of principal executive offices)

(760) 741-2111

(Registrant’s telephone number, including area code)

N/A

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Compensation Committee (the “Committee”) of the Board of Directors of Realty Income Corporation (the “Company”) recently engaged in a review of its incentive compensation program, with the assistance of its independent compensation consultant, FPL Associates.  On April 10, 2014, the Committee approved a 2014 bonus program (the “2014 Bonus Program”) applicable to the Company’s named executive officers (the “executives”) and approved performance share awards (the “Performance Shares”), under the Company’s 2012 Incentive Award Plan, to each executive.

Bonus Program

The Committee approved the 2014 Bonus Program, which ties the Company’s executives’ annual incentive awards closely to the Company’s financial performance. Each executive is eligible to participate in the 2014 Bonus Program.

Under the 2014 Bonus Program, the executives will be eligible to earn annual short-term incentive awards based on the Company’s achievement in 2014 of performance goals relating to (i) adjusted FFO per share; (ii) property acquisition levels; (iii) portfolio occupancy; (iv) fixed charge coverage ratio; and (v) dividends per share, as well as based on the achievement of goals related to the executive’s individual performance.  In determining each executive’s actual short-term annual incentive award under the 2014 Bonus Program, the goals will be weighted as follows:

Criteria	Weighting
Adjusted FFO per share	20%
Property acquisitions levels	20%
Portfolio occupancy	10%
Fixed charge coverage ratio	10%
Dividends per share	10%
Individual	30%

In addition, the Committee approved threshold, target and maximum annual incentive award for each executive, as set forth below:

Executive	Threshold Bonus	Target Bonus	Maximum Bonus
John Case	$1,368,750	$2,737,500	$4,106,250
Gary Malino	$445,809	$891,618	$1,337,426
Sumit Roy	$420,000	$840,000	$1,260,000
Paul Meurer	$420,000	$840,000	$1,260,000
Michael Pfeiffer	$318,750	$637,500	$956,250

Annual short-term incentive awards under the 2014 Bonus Program will be payable two-thirds in cash and one-third in the form of equity-based awards that will vest over a period of five years following the grant date, subject to continued employment, in accordance with terms and conditions set forth in the applicable previously-filed form agreement.  In addition, each such award will vest in full upon the executive’s retirement.  Each executive must be employed by the Company through the date on which the Company pays and/or grants annual incentive awards under the 2014 Bonus Program in order to be eligible to receive an annual incentive award under the program.

In addition, as part of the new bonus program, the Committee expects in 2015 to make additional grants of restricted stock awards to each executive in the dollar-denominated amounts set forth in the table below.

Executive	Proposed 2015 Restricted Stock Awards
John Case	$856,250
Gary Malino	$163,346
Sumit Roy	$140,000
Paul Meurer	$140,000
Michael Pfeiffer	$121,875

Each such award is expected to vest over a period of five years following the grant date, subject to continued employment, in accordance with terms and conditions set forth in the applicable previously-filed form agreement.  In addition, each such award will vest in full upon the executive’s retirement.

Performance Share Awards

General. The Committee also approved long-term incentive awards whereby the Committee approved the grant to each executive of Performance Share awards in tandem with dividend equivalent rights. Pursuant to the Performance Share awards, each participant is eligible to vest in and receive a number of shares of the Company’s common stock ranging from 0%-150% of the target number of Performance Shares granted and set forth in the table below (for each executive, the “Target Performance Shares”), based on the attainment of total shareholder return (“TSR”) goals and debt-to-EBITDA ratio goals during the performance period running from January 1, 2014 through December 31, 2016 (the “Performance Period”). The approximate value of the Target Performance Shares (based on an independent third party valuation of the Performance Shares) granted to each executive is as follows:

Executive	Value of Target Number of Performance Shares Granted
John Case	$856,250
Gary Malino	$490,037
Sumit Roy	$420,000
Paul Meurer	$420,000
Michael Pfeiffer	$365,625

In addition, each Performance Share award entitles its holder to a cash payment equal to the aggregate dividends that would have been paid on the total number of Performance Shares that vest, had such shares been outstanding on the record date(s) that occur over the period from January 1, 2014 through the date on which the shares are issued, if any.

Vesting and Payment.  The number of Performance Shares that vest is dependent on (i) the Company’s TSR achieved during the Performance Period relative to the TSR achieved by the companies in the MSCI REIT Index, (ii) the Company’s TSR achieved during the Performance Period relative to the TSR achieved by the NAREIT Freestanding Index and (iii) the Company’s debt-to-EBITDA ratio achieved during the Performance Period (each, a “Performance Objective”), as well as the satisfaction of continued employment requirements.  In determining the number of Performance Shares that performance-vest, the MSCI REIT Index and the NAREIT Freestanding Index Performance Objectives are weighted 60% and 20%, respectively, and the debt-to-EBITDA ratio Performance Objective is weighted 20%.  50%, 100% and 150% of the Target Performance Shares associated with each Performance Objective will be eligible to vest based on the achievement of minimum, target and maximum, respectively, goals related to each Performance Objective.

The number of Performance Shares that performance-vest based on the achievement of the performance goals will vest as to 50% of such shares on January 1, 2017 and as to 50% of such shares on January 1, 2018, subject to the executive’s continued employment (and except as described below).   Except as set forth below, any Performance Shares that remain unvested as of the date on which an executive’s employment terminates, and any Performance Shares that do not vest as a result of the failure to achieve the applicable performance goals, will be forfeited.

Change in Control, Certain Terminations of Employment.  If the Company undergoes a change in control during the Performance Period, then the executive will vest in a number of Performance Shares based on the achievement of the performance goals through the change in control date, pro-rated based on the number of days in the Performance Period through such change in control.

If Mr. Case experiences a termination of employment without “cause” or for “good reason” during the Performance Period, then he will vest in a number of Performance Shares based on the achievement of the performance goals through the termination date, pro-rated based on the amount of time he was employed during the Performance Period.  If Mr. Case experiences a termination of employment in connection with a Company non-renewal of Mr. Case’s employment agreement during the Performance Period, then he will vest in a number of Performance Shares based on the achievement of the performance goals through the termination date.  In addition, if Mr. Case experiences a termination of employment due to his death or disability during the Performance Period, he will vest in 100% of the Target Number of Performance Shares subject to his Performance Share award.

With respect to each other executive, if the executive experiences a termination of employment without “cause”, for “good reason” or due to the executive’s retirement during the Performance Period, then the executive will vest in a number of Performance Shares based on the achievement of the performance goals through the termination date, pro-rated based on the amount of time the executive was employed during the Performance Period.  If the executive experiences a termination of employment due to the executive’s death or disability during the Performance Period, then the executive will vest in 100% of the Target Number of Performance Shares subject to the executive’s Performance Share award.

If a change in control or qualifying termination occurs following the end of the Performance Period, the executive will vest in the number of Performance Shares that remains unvested as of the change in control or qualifying termination. Each of the termination scenarios described in the preceding two paragraphs constitutes a “qualifying termination”.

The foregoing description of the Performance Share awards does not purport to be complete and is qualified in its entirety by reference to the Form of Performance Share Award Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated by reference herein.

Item 9.01                                                       Financial Statements and Exhibits.

(d)              Exhibits

Exhibit No.	Description of Exhibit
99.1	Form of Performance Share Award Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 11, 2014	REALTY INCOME CORPORATION

	By:	/s/ MICHAEL R. PFEIFFER
Michael R. Pfeiffer
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Form of Performance Share Award Agreement